Roper Technologies announces 2024 financial results
Initiates 2025 guidance

Sarasota, Florida, January 30, 2025 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the fourth quarter and full year ended December 31, 2024. The results in this press release are presented on a continuing operations basis.

Fourth quarter 2024 highlights

•Revenue increased 16% to $1.88 billion; acquisition contribution was +9% and organic revenue was +7%
•Operating cash flow was $722 million; adjusted operating cash flow increased 13%
•GAAP net earnings increased 22% to $462 million; adjusted net earnings increased 10% to $520 million
•Adjusted EBITDA increased 13% to $744 million
•GAAP DEPS increased 22% to $4.28; adjusted DEPS increased 10% to $4.81

Full year 2024 highlights

•Revenue increased 14% to $7.04 billion; acquisition contribution was +8% and organic revenue was +6%
•Operating cash flow was $2.39 billion; adjusted operating cash flow increased 16%
•GAAP net earnings increased 13% to $1.55 billion; adjusted net earnings increased 10% to $1.98 billion
•Adjusted EBITDA increased 13% to $2.83 billion
•GAAP DEPS increased 13% to $14.35; adjusted DEPS increased 10% to $18.31

"It was an outstanding year for Roper’s long-term cash flow compounding model. We grew free cash flow 16% to $2.3 billion, surpassing the $2 billion milestone for the first time in our history," said Neil Hunn, Roper Technologies’ President and CEO. "Our total revenue growth of 14% for the year was driven by 6% organic growth and an 8% contribution from our disciplined and process-driven capital deployment capability. To this end, we deployed $3.6 billion of capital toward high-quality vertical software acquisitions, highlighted by Procare Solutions, a leading early childhood education software company, and Transact Campus, which was successfully combined with our CBORD education & healthcare software business."

2025 outlook and guidance

"Roper not only grew substantially in 2024, but we enter 2025 as a fundamentally better company. This past year, we upgraded key leadership talent, expanded our capital deployment function, and advanced our operating model. As a result, we are entering 2025 with broad-based and positive momentum. Our double-digit 2025 total revenue growth outlook is fueled by improving organic growth and meaningful contributions from our 2024 acquisitions. We believe these growth trends, combined with our significant M&A firepower and large pipeline of attractive acquisition opportunities, position Roper well to continue delivering compelling long-term cash flow compounding for our shareholders," concluded Mr. Hunn.

Roper expects full year 2025 adjusted DEPS of $19.75 - $20.00 with first quarter adjusted DEPS of $4.70 - $4.74. The Company expects full year total revenue growth of 10%+, with organic revenue growth of +6 – 7%.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Thursday, January 30, 2025. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference call ID 30275. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 30275#.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interests

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investments gain, net." During the quarter, Roper sold its minority interest in Certinia and recognized the associated gain within "equity investments gain, net." Roper makes non-GAAP adjustments for the impacts associated with these investments.

Table 1: Revenue and adjusted EBITDA reconciliation ($M) (from continuing operations)
	Q4 2023	Q4 2024	V %	FY 2023	FY 2024	V %
GAAP revenue	$1,613	$1,877	16%	$6,178	$7,039	14%

Components of revenue growth
Organic			7%			6%
Acquisitions			9%			8%
Foreign exchange			—%			—%
Revenue growth			16%			14%

Adjusted EBITDA reconciliation
GAAP net earnings	$378	$462		$1,368	$1,549
Taxes	99	128		375	418
Interest expense	50	71		165	259
Depreciation	9	9		35	37
Amortization	187	202		720	776
EBITDA	$723	$873	21%	$2,663	$3,039	14%

Restructuring-related expenses associated with the Syntellis ('23) and Transact ('24) acquisitions	—	—		9	9
Transaction-related expenses for completed acquisitions	3	1		8	8
Financial impacts associated with the minority investments in Indicor & Certinia A	(67)	(141)		(165)	(235)
Gain on sale of non-operating assets	—	—		(3)	—
Legal settlement charge	—	11		—	11
Adjusted EBITDA	$659	$744	13%	$2,511	$2,832	13%
% of revenue	40.8%	39.6%	(120 bps)	40.6%	40.2%	(40 bps)

Table 2: Adjusted net earnings reconciliation ($M) (from continuing operations)
	Q4 2023	Q4 2024	V %	FY 2023	FY 2024	V %
GAAP net earnings	$378	$462	22%	$1,368	$1,549	13%
Restructuring-related expenses associated with the Syntellis ('23) and Transact ('24) acquisitions	—	—		7	7
Transaction-related expenses for completed acquisitions	2	1		6	6
Financial impacts associated with the minority investments in Indicor & Certinia A	(52)	(105)		(135)	(182)
Gain on sale of non-operating assets	—	—		(3)	—
Legal settlement charge	—	9		—	9
Amortization of acquisition-related intangible assets B	143	153		552	588
Adjusted net earnings C	$471	$520	10%	$1,795	$1,978	10%

Table 3: Adjusted DEPS reconciliation (from continuing operations)
	Q4 2023	Q4 2024	V %	FY 2023	FY 2024	V %
GAAP DEPS	$3.50	$4.28	22%	$12.74	$14.35	13%
Restructuring-related expenses associated with the Syntellis ('23) and Transact ('24) acquisitions	—	—		0.06	0.07
Transaction-related expenses for completed acquisitions	0.02	0.01		0.06	0.06
Financial impacts associated with the minority investments in Indicor & Certinia A	(0.48)	(0.97)		(1.25)	(1.68)
Gain on sale of non-operating assets	—	—		(0.02)	—
Legal settlement charge	—	0.08		—	0.08
Amortization of acquisition-related intangible assets B	1.33	1.41		5.13	5.45
Adjusted DEPS C	$4.37	$4.81	10%	$16.71	$18.31	10%

Table 4: Adjusted cash flow reconciliation ($M) (from continuing operations)
	Q4 2023	Q4 2024	V %	FY 2023	FY 2024	V %
Operating cash flow	$622	$722	16%	$2,037	$2,393	17%
Taxes paid in period related to divestiture	16	—		32	—
Adjusted operating cash flow	$638	$722	13%	$2,070	$2,393	16%
Capital expenditures	(30)	(27)		(68)	(66)
Capitalized software expenditures	(11)	(12)		(40)	(45)
Adjusted free cash flow	$596	$684	15%	$1,962	$2,282	16%

Table 5: Forecasted adjusted DEPS reconciliation (from continuing operations)
	Q1 2025		FY 2025
	Low End	High End	Low End	High End
GAAP DEPS D	$3.29	$3.33	$14.21	$14.46
Financial impacts associated with the minority investment in Indicor A	TBD	TBD	TBD	TBD
Amortization of acquisition-related intangible assets B	1.41	1.41	5.54	5.54
Adjusted DEPS C	$4.70	$4.74	$19.75	$20.00

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investments in Indicor & Certinia as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investment in Indicor, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q4 2023A	Q4 2024A	FY 2023A	FY 2024A	Q1 2025E	FY 2025E
	Pretax	$(67)	$(141)	$(165)	$(235)	TBD	TBD
	After-tax	$(52)	$(105)	$(135)	$(182)	TBD	TBD
	Per share	$(0.48)	$(0.97)	$(1.25)	$(1.68)	TBD	TBD

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).

		Q4 2023A	Q4 2024A	FY 2023A	FY 2024A	Q1 2025E	FY 2025E
	Pretax	$181	$193	$698	$745	$193	$762
	After-tax	$143	$153	$552	$588	$153	$602
	Per share	$1.33	$1.41	$5.13	$5.45	$1.41	$5.54

C.	All actual and forecasted non-GAAP adjustments are taxed at 21% with the exception of the financial impacts associated with minority investments.

D.	Forecasted GAAP DEPS do not include any potential impacts associated with our minority investment in Indicor. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of inflation and potential supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	December 31, 2024	December 31, 2023
ASSETS:

Cash and cash equivalents	$188.2	$214.3
Accounts receivable, net	885.1	829.9
Inventories, net	120.8	118.6
Income taxes receivable	25.6	47.7
Unbilled receivables	127.3	106.4
Prepaid expenses and other current assets	195.7	164.5
Total current assets	1,542.7	1,481.4

Property, plant and equipment, net	149.7	119.6
Goodwill	19,312.9	17,118.8
Other intangible assets, net	9,059.6	8,212.1
Deferred taxes	54.1	32.2
Equity investments	772.3	795.7
Other assets	443.4	407.7
Total assets	$31,334.7	$28,167.5

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$148.1	$143.0
Accrued compensation	289.0	250.0
Deferred revenue	1,737.4	1,583.8
Other accrued liabilities	546.2	446.5
Income taxes payable	68.4	40.4
Current portion of long-term debt, net	1,043.1	499.5
Total current liabilities	3,832.2	2,963.2

Long-term debt, net of current portion	6,579.9	5,830.6
Deferred taxes	1,630.6	1,513.1
Other liabilities	424.4	415.8
Total liabilities	12,467.1	10,722.7

Common stock	1.1	1.1
Additional paid-in capital	3,014.6	2,767.0
Retained earnings	16,034.9	14,816.3
Accumulated other comprehensive loss	(166.5)	(122.8)
Treasury stock	(16.5)	(16.8)
Total stockholders’ equity	18,867.6	17,444.8
Total liabilities and stockholders’ equity	$31,334.7	$28,167.5

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended December 31,		Year ended December 31,
	2024	2023	2024	2023
Net revenues	$1,877.1	$1,613.5	$7,039.2	$6,177.8
Cost of sales	594.8	488.3	2,160.9	1,870.6
Gross profit	1,282.3	1,125.2	4,878.3	4,307.2

Selling, general and administrative expenses	757.6	662.4	2,881.5	2,562.0
Income from operations	524.7	462.8	1,996.8	1,745.2

Interest expense, net	70.8	50.1	259.2	164.7
Equity investments gain, net	(141.0)	(66.7)	(234.6)	(165.4)
Other expense, net	4.1	2.7	5.0	2.8

Earnings before income taxes	590.8	476.7	1,967.2	1,743.1

Income taxes	128.5	99.2	417.9	374.7

Net earnings from continuing operations	462.3	377.5	1,549.3	1,368.4

Loss from discontinued operations, net of tax	—	—	—	(4.1)
Gain on disposition of discontinued operations, net of tax	—	11.5	—	19.9
Net earnings from discontinued operations	—	11.5	—	15.8

Net earnings	$462.3	$389.0	$1,549.3	$1,384.2

Net earnings per share from continuing operations:
Basic	$4.31	$3.53	$14.47	$12.83
Diluted	$4.28	$3.50	$14.35	$12.74

Net earnings per share from discontinued operations:
Basic	$—	$0.11	$—	$0.15
Diluted	$—	$0.11	$—	$0.15

Net earnings per share:
Basic	$4.31	$3.64	$14.47	$12.98
Diluted	$4.28	$3.61	$14.35	$12.89

Weighted average common shares outstanding:
Basic	107.3	106.9	107.1	106.6
Diluted	108.1	107.7	108.0	107.4

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended December 31,				Year ended December 31,
	2024		2023		2024		2023
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$1,056.9		$851.8		$3,868.3		$3,186.9
Network Software	373.5		362.7		1,475.6		1,439.4
Technology Enabled Products	446.7		399.0		1,695.3		1,551.5
Total	$1,877.1		$1,613.5		$7,039.2		$6,177.8

Gross profit:
Application Software	$708.0	67.0%	$586.6	68.9%	$2,647.6	68.4%	$2,195.8	68.9%
Network Software	318.9	85.4%	311.6	85.9%	1,254.8	85.0%	1,225.6	85.1%
Technology Enabled Products	255.4	57.2%	227.0	56.9%	975.9	57.6%	885.8	57.1%
Total	$1,282.3	68.3%	$1,125.2	69.7%	$4,878.3	69.3%	$4,307.2	69.7%

Operating profit*:
Application Software	$272.9	25.8%	$219.5	25.8%	$1,023.4	26.5%	$820.8	25.8%
Network Software	174.4	46.7%	167.4	46.2%	666.5	45.2%	632.4	43.9%
Technology Enabled Products	150.3	33.6%	127.0	31.8%	574.3	33.9%	518.7	33.4%
Total	$597.6	31.8%	$513.9	31.9%	$2,264.2	32.2%	$1,971.9	31.9%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $72.9 and $51.1 for the three months ended December 31, 2024 and 2023, respectively, and $267.4 and $226.7 for the twelve months ended December 31, 2024 and 2023, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Year ended December 31,
	2024	2023
Cash flows from operating activities:
Net earnings from continuing operations	$1,549.3	$1,368.4
Adjustments to reconcile net earnings from continuing operations to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	37.1	35.4
Amortization of intangible assets	775.7	719.8
Amortization of deferred financing costs	9.8	9.9
Non-cash stock compensation	145.9	123.5
Equity investments gain, net	(234.6)	(165.4)
Income tax provision	417.9	374.7
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	14.4	(50.2)
Unbilled receivables	(18.5)	(7.5)
Inventories	(1.9)	(6.6)
Prepaid expenses and other current assets	(19.5)	(4.3)
Accounts payable	(13.0)	18.2
Other accrued liabilities	109.3	(1.0)
Deferred revenue	110.7	93.9
Cash taxes paid for gain on disposal of business	—	(32.5)
Cash income taxes paid, excluding tax associated with gain on disposal of business	(483.8)	(423.4)
Other, net	(5.6)	(15.5)
Cash provided by operating activities from continuing operations	2,393.2	2,037.4
Cash used in operating activities from discontinued operations	—	(2.3)
Cash provided by operating activities	2,393.2	2,035.1

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(3,612.9)	(2,052.7)
Capital expenditures	(66.0)	(68.0)
Capitalized software expenditures	(45.0)	(40.0)
Distributions from equity investment	10.8	32.5
Proceeds from sale of equity investment	245.6	—
Other, net	(1.0)	(0.1)
Cash used in investing activities from continuing operations	(3,468.5)	(2,128.3)
Cash provided by disposition of discontinued operations	—	2.0
Cash used in investing activities	(3,468.5)	(2,126.3)

Cash flows from (used in) financing activities:
Proceeds from senior notes	2,000.0	—
Payments of senior notes	(500.0)	(700.0)
Borrowings (payments) under revolving line of credit, net	(235.0)	360.0
Debt issuance costs	(24.6)	—
Cash dividends to stockholders	(321.9)	(290.2)
Treasury stock sales	18.5	15.5
Proceeds from stock-based compensation, net	88.6	115.2
Other, net	43.9	—
Cash provided by (used in) financing activities	1,069.5	(499.5)

(Continued)

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) - Continued
(Amounts in millions)
	Year ended December 31,
	2024	2023
Effect of exchange rate changes on cash	(20.3)	12.2

Net decrease in cash and cash equivalents	(26.1)	(578.5)

Cash and cash equivalents, beginning of year	214.3	792.8

Cash and cash equivalents, end of year	$188.2	$214.3